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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-92034) pertaining to the Ride Snowboard Company 1994 Stock Option Plan and Ride Snowboard Company 1994 Directors Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-81029) pertaining to the Ride, Inc. 1995 Employee Stock Purchase Plan and Ride, Inc. foreign Subsidiary 1995 Employee Stock Purchase Plan, and in Amendment No. 3 to the Registration Statement (Form S-3 No. 333-44637) pertaining to the registration of 2,608,729 shares of its common stock, of our report dated September 11, 1998, with respect to the consolidated financial statements and schedule of Ride, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1999 filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Seattle, Washington
September 27, 1999

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